SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 5, 2005 (July 1, 2005)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See Item 2.01, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2005, pursuant to the terms of a Purchase and Sale Agreement dated July 1, 2005 (the “Agreement”), between Mission E&P Limited Partnership, a Texas limited partnership and indirectly wholly-owned subsidiary of Mission Resources Corporation (the “Company”), and XTO Energy Inc. (“XTO”), the Company agreed to sell non-operated interests in the Goldsmith and Wasson oil field assets, located in Ector and Yoakum Counties, Texas to XTO for a cash purchase price of approximately $56.5 million, before customary adjustments (the “Asset Disposition”). The purchase price paid at closing, as preliminarily adjusted at closing for the results of operations of the properties between the May 1, 2005 effective date and closing, was approximately $53.4 million. Further adjustments to the purchase price pursuant to the post-closing adjustment provisions of the Agreement could be required, but are not expected to be significant. The Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such document.

In connection with the Asset Disposition, on July 1, 2005, the Company entered into the Third Amendment to Credit Agreement (the “Third Amendment”), with each of the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent, pursuant to which (i) the Lenders waived the Company’s compliance with certain covenants of that certain Credit Agreement dated as of April 8, 2004, as amended by that certain First Amendment to Credit Agreement made and entered into and effective as of April 8, 2004, and as further amended by that certain Second Amendment to Credit Agreement dated as of March 18, 2005 (as amended, restated, supplemented, and/or otherwise modified, the “Credit Agreement”) with respect to the Asset Disposition and (ii) the Credit Agreement was amended to reduce the Borrowing Base (as defined in the Credit Agreement) to $35,000,000. The Third Amendment is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to such document.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

Attached hereto as Schedule A are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Mission Resources Corporation for the year ended December 31, 2004 and for the three months ended March 31, 2005, the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Mission Resources Corporation as of March 31, 2005, and the related notes thereto, adjusted to show the pro forma effects of the property sale.

(c)	Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement dated July 1, 2005, between Mission E&P Limited Partnership and XTO Energy Inc.

10.1	Third Amendment to Credit Agreement dated July 1, 2005, among Mission Resources Corporation, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated July 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: July 5, 2005	By:	/s/ Ann Kaesermann
	Name:	Ann Kaesermann
	Title:	Vice President – Accounting & Investor Relations, CAO

Schedule A

MISSION RESOURCES CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the sale by Mission Resources Corporation (the “Company”) of the working and net revenue interests in oil and gas wells located in the Wasson and Goldsmith fields to XTO Energy Inc. (“XTO”). These properties are located in Ector and Yoakum counties, Texas.

On July 5, 2005, Mission E&P Limited Partnership, a Texas limited partnership and indirectly wholly-owned subsidiary of the Company, and XTO executed a Purchase and Sale Agreement (the “Agreement”) to sell the properties for a cash purchase price of approximately $56.5 million, before customary adjustments, including, among other things, the results of operations of the properties between the May 1, 2005 effective date and closing, which occurred on July 5, 2005. The purchase price, as preliminarily adjusted at closing, was approximately $53.4 million. Further adjustment to the purchase price pursuant to the post-closing adjustment provisions of the Agreement could be required, but are not expected to be significant. For the purposes of these unaudited pro forma condensed consolidated financial statements, the Company has assumed a final adjusted purchase price of approximately $53.4 million.

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 is derived from the audited consolidated financial statements of the Company for the year ended December 31, 2004 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2005 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 are based on the Company’s unaudited consolidated financial statements as of and for the three months ended March 31, 2005 and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these unaudited pro forma condensed consolidated financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the sale occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and for the three-month period ended March 31, 2005 were each prepared without audit assuming the

Company completed the property sale on January 1, 2004. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including depreciation, depletion and amortization expense specifically related to the sold properties. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of the Company’s results excluding the sold properties

The pro forma condensed consolidated balance sheet was prepared without audit assuming the Company completed the sale on March 31, 2005. This unaudited pro forma condensed consolidated balance sheet is based on the preliminary closing adjustments. The purchase price is subject to final purchase price adjustments, under the post-closing provisions of the Agreement. As a result, when the final post closing adjustments are made, the purchase price may be different than this preliminary estimate. The transaction costs could also differ from the preliminary estimates used herein. For these reasons, the actual purchase price may differ from the amounts presented herein.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what the Company’s financial position or results of operations would have been had the sale been completed on the dates indicated. The unaudited pro forma financial information also cannot be relied upon as a projection of future results. The unaudited pro forma financial information should be read in conjunction with the Company’s historical financial statements as filed in our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Schedule A

MISSION RESOURCES CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

(amounts in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Oil and gas revenues	$128,707	$(14,648	)(b)	$114,059
Interest and other income	(3,067)	—		(3,067)

Total revenues	125,640	(14,648)		110,992

EXPENSES:
Lease operating expenses	29,060	(3,283	)(c)	25,777
Transportation cost	346	—		346
Taxes other than income	9,400	(1,292	)(c)	8,108
Asset retirement obligation accretion expense	1,202	(143	)(d)	1,059
Depreciation, depletion and amortization	44,229	(3,476	)(f)	40,753
Interest expense	19,818	—		19,818
General and administrative expense	16,871	—		16,871

Total expenses	120,926	(8,194)		112,732

INCOME BEFORE INCOME TAXES	4,714	(6,454)		(1,740)

Provision for income taxes	1,765	(2,388	)(b)	(623)

NET INCOME	$2,949	$(4,066)		$(1,117)

Net income per share	$0.08			$(0.03)

Net income per share - diluted	$0.07			$(0.03)

Weighted average common shares outstanding	38,529			38,529

Weighted average common shares outstanding - diluted	40,456			40,456

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

MISSION RESOURCES CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2005

(amounts in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Oil and gas revenues	$34,361	$(4,169	)(b)	$30,192
Interest and other income	(767)	—		(767)

Total revenues	33,594	(4,169)		29,425

EXPENSES:
Lease operating expenses	8,125	(1,128	)(c)	6,997
Transportation cost	(43)	—		(43)
Taxes other than income	2,500	(263	)(c)	2,237
Asset retirement obligation accretion expense	420	(15	) (e)	405
Depreciation, depletion and amortization	10,419	(1,314	)(d)	9,105
Interest expense	4,272	—		4,272
General and administrative expense	3,399	—		3,399

Total expenses	29,092	(2,720)		26,372

INCOME BEFORE INCOME TAXES	4,502	(1,449)		3,053

Provision for income taxes	1,666	(536	)(f)	1,130

NET INCOME	$2,836	$(913)		$1,923

Net income per share	$0.07			$0.05

Net income per share - diluted	$0.06			$0.04

Weighted average common shares outstanding	41,485			41,485

Weighted average common shares outstanding - diluted	43,666			43,666

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

MISSION RESOURCES CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

As of March 31, 2005

(amounts in thousands)

	Historical	Pro Forma Adjustments			Pro Forma
ASSETS

Cash and cash equivalents	$9,171		$53,374	(a)	$62,545
Accounts receivable and accrued revenue	24,306				24,306
Deferred tax asset	7,482				7,482
Prepaid expenses and other current assets	1,610				1,610
Net property, plant and equipment	359,571		(54,247	)(a,g)	305,324
Net leasehold, furniture and equipment	3,025				3,025
Other assets	8,042				8,042

TOTAL ASSETS	$413,207		$(873)		$412,334

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$48,780	$			$48,780
Current portion of commodity derivative liabilities	21,855				21,855
Current portion of asset retirement obligation	2,877				2,877
Long-term debt	173,000				173,000
Deferred income tax liability	19,981				19,981
Long-term portion of commodity derivative liabilities	6,047				6,047
Long-term portion of asset retirement obligation	35,187		(873	)(g)	34,314

Total liabilities	307,727		(873)		306,854

Shareholders’ equity	105,480				105,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$413,207		$(873)		$412,334

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

MISSION RESOURCES CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

a)	Record the anticipated final adjusted sale price $53.4 million, which represents the original $56.5 million purchase price less adjustments for activity between the effective date of May 1, 2005 and the closing date of June 30, 2005.

b)	Remove oil and gas revenues related to the sold properties.

c)	Remove lease operating expenses, transportation costs and taxes other than income related to the sold properties.

d)	Remove depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method, related to the sold properties.

e)	Remove accretion expense taken during the period related to the sold properties’ asset retirement obligations (“ARO”), as calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations.

f)	Record a pro forma income tax expense adjustment using Mission’s effective tax rate of 37 percent, based on the pro forma change in income before income taxes.

g)	Remove ARO and Asset Retirement Cost (“ARC”) related to the sold properties in accordance with SFAS No. 143.